Exhibit 23
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Form 10-K of CommerceFirst Bancorp, Inc. and in the Registration Statements on Form S-8 (Nos. 333-109138 and 333-119988) of our report, dated March 3, 2011, relating to the consolidated balance sheets of CommerceFirst Bancorp, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2010 and 2009.
/s/ TGM Group LLC
March 3, 2010